UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 19, 2009, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a Subscription Agreement pursuant to which Odyssey purchased five member units of SMM Project, LLC, a Minnesota limited liability company (“SMM”), for an aggregate purchase price of $500,000. SMM was formed for the purpose of investigating, financing and participating in the business of subsea mineral exploration and mining. SMM’s business and affairs are managed by or under the direction of a board of governors consisting of three individuals. In connection with Odyssey’s subscription, David A. Morris, the Treasurer and Secretary of Odyssey, was appointed to SMM’s board of governors.

Item 8.01.	Other Events.

On November 20, 2009, Odyssey issued a press release announcing its purchase of an interest in SMM. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press Release issued by Odyssey on November 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: November 20, 2009	BY:	/S/ MICHAEL J. HOLMES
Michael J. Holmes,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Odyssey on November 20, 2009.